UNITED STATES SECURITIES AND EXCHANGE COMISSSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to 240.14a-11(c) or 240.14A-12

Wind Energy America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	$125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), 14a-6(i) (2) or Item 22(a)(2) of Schedule 14(A)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1)  Title of each class of securities to which transaction applies: ________

2)  Aggregate number of securities to which transaction applies: __________

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0—11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:________________________________________

2)  Form, Schedule or Registration Statement No.:________________________________________

3)  Filing Party: ________________________________________

4)  Date Filed:________________________________________

January __, 2008

To the Shareholders of Wind Energy America Inc.:

Wind Energy America Inc., a Minnesota corporation (the “Company”) has entered into an Asset Purchase Agreement, dated as of December 12, 2007 (the “Purchase Agreement”) by and between the Company and Boreal Energy, Inc., a Minnesota corporation (“Boreal”) pursuant to which the Company would purchase substantially all of the assets of Boreal in exchange for up to 30,000,000 shares of common stock of the Company. Assets being purchased by the Company include Boreal’s interests and rights in and to all its wind energy projects, certain wind turbine equipment and other assets related to wind farm projects now underway.

The closing of the Purchase Agreement is conditioned upon, among other things, prior approval of the Purchase Agreement by shareholders representing a majority of the Company’s outstanding common stock. Accordingly, the Company’s shareholders are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) at which shareholders of the Company will be asked to consider and approve the Purchase Agreement. The Special Meeting will be held on Thursday, January 31, 2008 at ___ p.m. local time, at the Community Room, Lincoln Parc, 12100 Singletree Lane, Eden Prairie MN 55344.

The Company’s Board of Directors (the “Board”) has determined by unanimous vote that the terms of the Purchase Agreement are fair to, and in the best interests of, the Company’s shareholders. As a result, the Board has approved the Purchase Agreement, subject to shareholder approval. The Board recommends that you vote “for” approval of the Purchase Agreement at the Special Meeting. We urge you, however, to study the Proxy Statement carefully so as to make your own independent assessment of the advisability of the proposed Purchase Agreement.

The Board has also approved, subject to shareholder approval, an amendment to the Articles of Incorporation of the Company (the “Amendment”) to increase the number of authorized shares of common stock of the Company from 50,000,000 to 100,000,000. The Company’s shareholders also will be asked to approve the Amendment at the Special Meeting. In approving the Amendment, the Board considered, among other things, the situation that the current number of authorized common shares will not be adequate to issue the maximum shares necessary to complete the Purchase Agreement.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Enclosed with this letter are a Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Card for use at the Special Meeting and at any adjournments or postponements of the Special Meeting. If you have any questions concerning these documents, please feel free to contact us at (952) 746-1313.

The Proxy Statement provides you with material information about the Purchase Agreement and about Boreal and its wind energy assets. You may obtain additional information about the Company in documents filed with the United States Securities and Exchange Commission, which can be readily accessed at the SEC website of www.sec.gov.

Sincerely,

/s/ Robert O. Knutson, CEO

WIND ENERGY AMERICA INC.

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on January 31, 2008

To The Shareholders of Wind Energy America Inc.

NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of Wind Energy America Inc., a Minnesota corporation (the “Company”) will be held on January 31, 2008 at ____ p.m. local time at the Community Room, Lincoln Parc, 12100 Singletree Lane, Eden Prairie MN 55344 for the following two purposes:

1.	To consider and vote upon a proposal to approve an Asset Purchase Agreement dated as of December 12, 2007 by and between the Company and Boreal Energy Inc.; and

2.	To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized common shares of the Company’s capital stock from 50,000,000 to 100,000,000.

Only shareholders of record of the Company’s common stock at the close of business on January 2, 2008 (the “Record Date”) are entitled to vote at the Special Meeting or any adjournment thereof.

You are cordially invited to attend the Special Meeting. However, whether or not you plan to be personally present at the Special Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised for the Special Meeting.

By Order of the Board of Directors

January ___, 2008	/s/ Gary L. Erichson, Secretary

WIND ENERGY AMERICA INC.

PROXY STATEMENT FOR

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on January 31, 2008

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING INFORMATION

This Proxy Statement (including information included or incorporated by reference in this Proxy Statement) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the uncertainty in the Company’s ability to operate profitably in the future; failure of the Company to meet its future additional capital requirements; loss of key personnel; failure of the Company to respond to evolving industry standards and technological changes; inability of the Company to compete in the industry in which it operates; and failure of the Company to successfully integrate the operations of acquisitions.

THE SPECIAL MEETING

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors (the “Board”) of Wind Energy America, Inc. (the “Company”) for use at the special meeting of shareholders (the “Special Meeting”) to be held on January 31, 2008 at _______ p.m., local time, at 12100 Singletree Lane, Eden Prairie, Minnesota and at any adjournment thereof, for the two purposes set forth in the attached Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed herewith are being mailed to shareholders commencing on or about January ___, 2008.

Record Date; Shareholder Approval

Only shareholders of record of the Company’s common stock, $.05 par value per share, (the “Common Stock) whose names appear of record on the Company’s books on the close of business on January 2, 2008 (the “Record Date”) will be entitled to vote at the Special Meeting. As of that date, a total of 20,330,513 shares of Common Stock were outstanding, each share being entitled to one vote.

Shares of the Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If a shareholder returns a signed proxy which abstains from voting as to a proposal of the Special Meeting, the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, but will not be deemed to have been voted in favor of the proposal. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a matter, the shares covered by such non-vote shall be deemed present at the Special Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Special Meeting for purposes of calculating the vote with respect to that matter.

If no direction is given on a proxy from a shareholder, the proxy will be voted for the Asset Purchase proposal and for the Amendment proposal. A proxy may be revoked by a shareholder any time before being exercised by delivering to an officer of the Company a written notice of termination of the proxy’s authority or by delivery of a duly executed replacement proxy bearing a later date.

Under the Company’s Bylaws, a majority of the votes entitled to be cast must be represented at the Special Meeting in order for a quorum to exist and the Company to transact business at the Special Meeting. In order for the Asset Purchase proposal to be approved by the Company’s shareholders, a majority of the votes entitled to be cast on the record date (including those not present in person or by proxy) must be voted in favor of the Purchase Agreement. In order for the Amendment proposal to be approved by the Company’s shareholders, a majority of the votes present in person or by proxy at the Special Meeting must be voted in favor of the Amendment.

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

Proposal Number One — Purchase of Assets From Boreal Energy, Inc.

At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon the Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to purchase the wind power assets of Boreal Energy, Inc. (“Boreal”) through a tax-free exchange of common stock from the Company. If the shareholders of the Company approve the Purchase Agreement and the transaction closes, Boreal will transfer its wind power assets to the Company in exchange for up to 30,000,000 shares of common stock of the Company as determined by the terms and conditions of the Purchase Agreement.

2

The Parties

The Company —

The Company holds various ownership interests in wind farms in Minnesota, and intends to acquire or develop additional wind power assets located in certain Midwestern and upper Great Plains regions of the USA. These regions are particularly suitable for generation of electricity from wind power since they feature sparsely populated and extensive flat prairies having high and consistent wind speeds. Moreover, farmers and ranchers and other rural citizens in our targeted regions welcome the substantial and profitable additional “crop” of wind farming along with the related and newly created “green collar” permanent jobs. The primary strategic goal of the Company is to build and manage efficiently a large and diversified portfolio of profitable wind energy assets.

The Company’s current wind power assets are located primarily in southwestern Minnesota in Lincoln County. Almost all of these wind power assets consist of the developer’s stake in various wind farms on Buffalo Ridge, a geologic formation that cuts across much of Lincoln County and provides a leading wind regime for efficient and renewable energy from wind power turbines. Buffalo Ridge is well-known in the alternative energy industry for its high quality wind energy resources.

The wind farms in which the Company owns its interests contain 79 modern wind turbines having a total rated capacity of 53.5 megawatts (53,500 kilowatts), and they collectively generate approximately 160,000,000 kilowatt hours (kwrs) of electricity annually. Our purchases of the developer’s stake in this core holding of premium Buffalo Ridge wind farms has accomplished a major step toward our strategic goal of building a large portfolio of wind power assets.

The developer’s stake of our wind farm interests represents only a minimal percentage interest with no material revenues until 2010, when the developer’s stake converts into 80% ownership of wind farms representing 23 megawatts and approximately 50% ownership of wind farms representing 30.5 megawatts. After this projected 2010 conversion, we anticipate receiving substantial net revenues from these Buffalo Ridge wind farms for many years.

A more detailed description of the Company’s business and financial condition is contained in the Company’s Annual Report on Form l0-KSB for the fiscal year ended June 30, 2007, the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, and the Company’s Current Reports on Form 8-K filed in 2007. These reports were filed with the Securities and Exchange Commission (SEC) and can be readily accessed online at the SEC website of www.sec.gov.

The Company’s executive offices are located at 12100 Singletree Lane, Suite 100, Eden Prairie, MN 55344, and the Company’s telephone number is (952) 746-1313.

Boreal Energy, Inc. —

Boreal is a Minnesota corporation based in suburban St. Paul, Minnesota, which was incorporated in 2004 to identify and develop or acquire multiple wind farms to be owned and operated by Boreal. The primary focus of Boreal has been directed toward wind power projects located in leading on-shore wind regimes of North America. Over the past few years, Boreal has accumulated a substantial proprietary “pipeline” of specific premium projects in the Midwestern and upper Great Plains states of Minnesota, Wisconsin, Iowa, North and South Dakota, and Montana, as well as in Ontario, Canada. Boreal’ s pipeline includes three wind farms totaling 53 megawatts currently in their ongoing development stage, as well as an estimated 1,200 megawatts of early stage projects of various sizes and locations.

3

The founders and management of Boreal have been involved actively in the wind power industry for the past 15 years, during which they have successfully designed and completed development of many wind farms with combined power capacity exceeding 300 megawatts. The Company regards their long and extensive industry experience as being a key factor in our evaluation of the quality of the various wind power projects contained in Boreal’s pipeline for future development.

During much of 2007, Boreal prepared for and attempted to raise substantial equity capital in Europe through a public offering. Due to prevailing market conditions, however, the proposed public offering could not be completed. This circumstance afforded the Company with this opportunity to acquire Boreal’ s wind energy assets and thereby significantly accelerate our primary mission to acquire and/or develop and own a substantial portfolio of diverse wind energy assets.

Financial Background of Boreal — From its inception in 2004 through August 2007, Boreal experienced cumulative losses of approximately $2.7 Million. Boreal received management revenues of $694,000 during 2005 and 2006, but did not realize any operating revenues in 2007. Boreal currently has outstanding total liabilities of approximately $3 Million.

The Company’s Reasons for Purchasing Boreal Assets

The Board of Directors of the Company has determined by unanimous vote that the Purchase Agreement is fair and in the best interests of the Company and its shareholders.

ACCORDINGLY, THE COMPANY’S BOARD HAS APPROVED THE PURCHASE AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” APPROVAL OF THE PURCHASE AGREEMENT.

In reaching its determination to approve the Purchase Agreement, the Company’s Board considered a number of factors, including without limitation the following:

•	Boreal’s current ongoing development assets will provide the Company with immediate access to at least three firm projects already well into their development stages.

•	Boreal’s extensive proprietary pipeline of 1,200 megawatts of specific wind farm projects will provide the Company with many future development projects in leading wind regimes.

•

The Company’s affiliation with Boreal will provide us with qualified wind energy engineering and project development managers who have extensive experience in the development, completion and operation of wind farms located in our targeted region.

•

The Company believes it will be able to attract and obtain substantial future capital from debt and/or equity financing due to the nature and high quality of wind energy prospects in the Boreal pipeline.

•

Future development of the extensive wind farm projects in the Boreal pipeline will afford us the opportunity to become a growing and recognized participant in the wind energy industry, which we believe will improve our visibility and status as a publicly traded company.

Valuation of Boreal Assets

Our valuation of Boreal assets was based on a number of tangible and intangible factors including the book value of certain assets on Boreal’ s audited balance sheet, the development status of certain wind farms now underway, the extensive proprietary pipeline of future prospects estimated at 1,200 megawatts, the intrinsic value of obtaining the services of experienced wind farm developers, recent industry transactions reflecting value creation payments for completed wind farms and early stage pipeline prospects, anticipated price/earnings ratios from comparisons to peer group public companies, and other related considerations of the Board of Directors of the Company.

4

Although many of these valuation factors are very subjective in nature, the Company’s Board believes that its evaluation process has been sound and has considered the standard factors used in our industry to evaluate wind energy assets.

The Company did not seek or obtain any independent appraisal of the Boreal assets being purchased in this transaction.

Conflict of Interest — The basic terms of the Purchase Agreement, including the number of common shares of the Company to be exchanged for Boreal assets, were negotiated for the Company by persons representing the Company who included a large shareholder of the Company and a consultant to the Company. At the same time, these representatives obtained third party investors who purchased 30% of the outstanding capital stock of Boreal from certain Boreal shareholders for $4,000,000.

Assuming the Company issues the maximum 30 million shares to Boreal in this transaction and these shares are later distributed pro rata to Boreal shareholders, the investors who recently purchased Boreal stock would then have obtained common stock of the Company at a cost basis of $.44 per share.

Accordingly, although the Company believes it is receiving full and fair value for its common stock in this purchase of Boreal assets, this transaction could be considered to have not been conducted on an arms-length basis.

MATERIAL FEATURES OF THE ASSET PURCHASE AGREEMENT

The following discussion summarizes the material provisions of the Purchase Agreement. Complete detailed terms and conditions of this purchase of Boreal assets are contained in the Purchase Agreement, a copy of which is attached hereto as Annex A.

General — The Company is purchasing the assets of Boreal in exchange for a maximum of 30,000,000 shares of unregistered common stock of the Company. This transaction is being conducted as a tax-free exchange under Section 368 of the Internal Revenue Code. The Purchase Agreement is subject to approval by the shareholders of both the Company and Boreal. The Company has not agreed to assume any outstanding liabilities of Boreal. Upon the closing of this transaction, Boreal will own approximately 60% of the outstanding common stock of the Company.

Closing Date — The closing of the transaction is subject to approval of the Purchase Agreement by the shareholders of the Company at the Special Meeting. Accordingly, provided shareholder approval is obtained, we expect the transaction to close in early February 2008.

Asset Replacement for Navitas Stock — Boreal owns 15% of the outstanding capital stock of Navitas Energy, Inc. which is valued at about $11 million on Boreal’s balance sheet. The terms of the Purchase Agreement require Boreal to trade and replace its Navitas stock with wind turbine equipment and other tangible assets equal in value to $11 million. Boreal is currently in the process of obtaining replacement assets for its Navitas stock.

Allocation of Purchase Price — As consideration for the assets being purchased from Boreal, the Company will pay Boreal up to 30,000,000 shares of Common Stock allocated as follows:

i)

20,000,000 common shares for all assets and development rights to Boreal wind farm projects now under development as well as “pipeline” projects of 1,200 megawatts being planned and designed for future development. To the extent there is a shortfall in the amount of megawatts in the pipeline, Boreal has the option to substitute projects to satisfy any shortfall; and

ii)	10,000,000 common shares for various assets now being identified and which will be attributed to replacement of the Navitas stock valuation of $11 million.

5

Accounting Treatment — The Company anticipates that the purchase of Boreal assets in this transaction will be accounted for by the Company using the purchase method of accounting in accordance with generally accepted accounting principles.

Voting Trust — One-half (50%) of the common shares of the Company issued to Boreal incident to the Purchase Agreement will be subject to a two-year voting trust whereby two persons will vote such shares incident to any matter being voted upon by shareholders, with one person being Frederick Fish (a current director of the Company) and the other being William Smeaton (a future director nominee of the Company designated by Boreal under the terms of the Purchase Agreement).

Description of Assets — Boreal assets being purchased by the Company in this transaction include the following:

i)	all ownership and development rights and interests in and to wind farm projects in North America now under development or being assessed and designed for future development;

ii)	Navitas replacement assets — wind turbines, substations, land and buildings now being traded by Boreal to replace its ownership interest in Navitas Energy, Inc.

iii)	all equipment and tools, turbine and transmission assets and any purchase or option rights thereto;

iv)

all contracts or other rights related to current or future Boreal wind farm projects, including interconnection and power offtake rights, power purchase agreements, governmental permits and consents, and any other direct or indirect contract rights of Boreal related to current or proposed wind farm development;

v)	all wind power leases, options or easements held by Boreal; and

vi)	all intellectual and other intangible property rights of Boreal related to wind farm development.

Certain Pre-Closing Conditions — The purchase transaction is subject to performance of the following conditions prior to closing:

i)	The Purchase Agreement must be approved by the Board of Directors and the shareholders of the Company and of Boreal;

ii)	The two-year voting trust covering half of the shares of the Company being issued to Boreal shall be completed and effective;

iii)	The Company and Boreal shall have determined and agreed to future employment or consulting terms for future services to the Company by Boreal personnel; and

iv)

Boreal shall have chosen a nominee to be added to the Board of Directors of the Company upon closing the transaction. Boreal has selected William Smeaton as its director nominee. Mr. Smeaton is the Chief Engineering Officer of Boreal and has been responsible for Boreal’s wind farm project engineering and asset operations. He has over 18 years of experience in project management, development and operations engineering, and strategic marketing for various high technology and alternative energy companies.

Representations and Warranties — The Purchase Agreement contains customary representations and warranties of Boreal and the Company relating to the following:

i)	Boreal’s and the Company’s respective corporate powers, due authorization, and ability to enter into the Purchase Agreement;

ii)	the organization, existence and good standing of Boreal and of the Company;

6

iii)	free and clear ownership by Boreal of the assets being purchased by the Company;

iv)	the accuracy and completeness of financial statements provided by Boreal;

v)	the absence of any material adverse changes in the business or condition of Boreal and of the Company;

vi)	the absence of legal or governmental proceedings relating to Boreal and the Company;

vii)	compliance with laws/permits by the parties;

viii)	certain environmental matters;

ix)	the absence of a broker for either party in the transactions related to the Purchase Agreement; and

x)	the absence of any untrue statement of a material fact by Boreal or the Company in the transactions contemplated by the Purchase Agreement.

Closing Conditions — The obligation of each party to close the Purchase Agreement is subject to the satisfaction or waiver of the following conditions:

i)	the accuracy in all material respects of Boreal’ s and the Company’s representations and warranties as of the date of the Purchase Agreement and at closing date;

ii)	performance by Boreal and the Company of each covenant and obligation required by the Purchase Agreement to be performed at or before closing;

iii)	delivery by the Company of its Common Stock to Boreal as required by the terms of the Purchase Agreement;

iv)	delivery by Boreal of assignments or Bills of Sale or similar title documents conveying all its right, title and interest in the Boreal assets to the Company;

v)	approval of the Purchase Agreement by shareholders of Boreal and of the Company; and

vi)	absence on the closing date of any law or governmental order prohibiting or impairing materially the closing of the Purchase Agreement.

CURRENT FINANCING INITIATIVE

In order to develop effectively the many premium wind farm prospects we are engaged in acquiring from Boreal Energy, Inc., we will need to raise substantial future capital on an ongoing basis through debt and/or equity offerings.

Accordingly, we have recently entered into a Corporate Bond Programme to raise through a private placement a total of 60 Million Euros (approximately $87,000,000) at an interest rate of 7.5% per annum. These Euro bonds will be registered in Europe, mature in 5 years, and will be secured by our assets. We anticipate that the purchasers of these bonds will be high net worth entities from Europe.

We expect to receive the initial installment of 10 Million Euros (approximately $14,500,000) during January 2008, and the balance soon thereafter. Although we believe this bond offering will be successful, there can be no assurance that we will receive any anticipated funding from the offering.

Proposal Number Two – Amendment to Articles of Incorporation

The Board of Directors of the Company has approved an Amendment to the Company’s Articles of Incorporation (the “Amendment”) that would increase the authorized common stock of the Company to 100,000,000 shares from the 50,000,000 shares currently authorized, subject to approval by shareholders at the Special Meeting.

The Company is currently authorized to issue up to 50,000,000 shares of its common stock, and as of January 2, 2008, there were 20,330,513 shares of common stock outstanding. Accordingly, the remaining authorized common shares are insufficient to permit the Company to meet its obligations in the event of the closing of the Purchase Agreement. The increased common shares would also give the Company more flexibility to make acquisitions using stock, raise equity capital, or for other corporate purposes.

ACCORDINGLY, THE COMPANY’S BOARD HAS APPROVED THIS AMENDMENT TO OUR ARTICLES OF INCORPORATION, AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE AMENDMENT.

7

If the amendment is approved at the Special Meeting, the Company will be authorized to issue an additional 50 million common shares to be available from time to time at the discretion of the Board of Directors without further action by the shareholders. All common shares will be entitled to dividends if, when and as declared by the Board of Directors. Each share of common stock will be entitled to one vote on all matters voted upon by shareholders. There is no provision for cumulative voting of shares and no shares will have any preemptive rights.

The proposed increase in the authorized common shares of the Company could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to obtain control of the Company). Moreover, the issuance of any additional common stock would be dilutive in percentage to existing shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of January 2, 2008 by (1) each person known to the Company to be the beneficial owner of 5% or more of the common stock of the Company, (2) each of the Company’s executive officers and directors, and (3) the directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally the voting and investment power of the securities. Each person identified below has sole voting and investment power of all shares of common stock shown as beneficially owned by that person. The Company has no outstanding shares of preferred stock. Unless otherwise indicated, the address of each person in this table is c/o Wind Energy America Inc., 12100 Singletree Lane – Suite 100, Eden Prairie MN 55344.

	Common Stock Beneficially Owned
Name of Shareholder	Number of Shares	Percentage
Robert A. Williams	718,333	3.5%
Robert O. Knutson	245,000	1.2%
Frederick S. Fish	662,500	3.2%
Northern Alternative Energy, Inc. 1058 Centerville Circle Vadnais Heights, MN 55127	4,000,000	19.6%
All directors and executive officers as a group (3 persons)	1,625,833	7.9%

COST AND METHOD OF PROXY SOLICITATION

The costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, are being paid by the Company. Proxies are being solicited primarily by mail, although directors and shareholders who will receive no compensation for their services may solicit proxies by telephone or in person.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports on Form 8-K with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports or other information that the Company files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-899-SEC-0330. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, Washington, D.C. 20549.

8

The SEC also maintains a World Wide Web site at www.sec.gov. that contains reports and other information filed by or regarding the Company. The Company’s shares are quoted on the OTC Bulletin Board under the symbol “WNEA.” The SEC permits the Company to “incorporate by reference” information into this Proxy Statement from documents previously filed by the Company with the SEC. This Proxy Statement hereby incorporates by reference the following documents:

Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007, filed 10/12/07

Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, filed 11/14/07

Current Report on Form 8-K, filed on May 19, 2006

Current Report on Form 8-K, filed on February 28, 2007

Current Report on Form 8-K, filed on March 21, 2007

Current Report on Form 8-K, filed on April 5, 2007

Current Report on Form 8-K, filed on April 10, 2007

Current Report on Form 8-K, filed on April 16, 2007

Current Report on Form 8-K, filed on June 20, 2007

Current Report on Form 8-K, filed on September 5, 2007

Current Report on Form 8-K, filed on October 19, 2007

Current Report on Form 8-K, filed on December 18, 2007

Current Report on Form 8-K, filed on December 31, 2007

You should rely only on the information contained or incorporated by reference in this Proxy Statement incident to voting your shares of the Company on the matters brought before the Special Meeting. We have not authorized anyone to provide you with information that is different from that contained in this Proxy Statement. This Proxy Statement is dated January___, 2008. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than such date.

Eden Prairie, Minnesota	For the Board of Directors
January ___, 2008
/s/ Robert O. Knutson
Chief Executive Officer

9

ANNEX A

ASSET PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into effective this l2th day of December, 2007 by and between Wind Energy America Inc., a Minnesota corporation (“Buyer”) and Boreal Energy, Inc., a Minnesota corporation (“Seller”).

WITNESSETH, WHEREAS Buyer is a publicly traded corporation which is a reporting company under the Securities Exchange Act of 1934, and is engaged in the wind power industry; and

FURTHER WHEREAS Seller is a wind power development stage company holding and owning certain assets as set forth below; and Buyer has offered to purchase Seller’s assets on the terms and conditions contained in this Asset Purchase Agreement (“Agreement”); and

FURTHER WHEREAS Buyer and Seller now mutually desire to enter into this Agree-ment whereby Seller’s assets will be purchased by Buyer solely for common stock of Buyer as provided herein, and both parties hereto understand and intend that this Agree-ment shall qualify as a tax-free transaction pursuant to Section 368(a)(1)(C) of the Internal Revenue Code.

NOW, THEREFORE, for valuable consideration and upon the mutual representations, covenants, warranties, understandings and conditions contained in this Agreement, the parties hereto agree as follows:

ARTICLE 1

Plan of Asset Purchase

l.1  Nature of Purchase.  It is the agreement and intention of both parties hereto that all of the following described assets of Seller shall be sold, transferred, assigned, conveyed and delivered to Buyer on the Closing Date of this Agreement solely for capital common stock of Buyer as set forth in this Agreement.

1.2  Description of Assets.  The assets of Seller being purchased by Buyer hereunder shall include, but not be limited to, the following:

i.  all ownership or development rights of Seller to current or prospective wind farms or projects now under development or being designed or assessed by Seller for future development in Minnesota, Iowa, North Dakota, South Dakota, Montana, Wisconsin, Ontario or any other locations in North America;

ii.  any and all equipment and tools, turbine or transmission assets or properties or any purchase or option rights thereto related to current or future wind farm projects of Seller;

iii.  any wind power leases, options or easements held by Seller;

iv.  all written or oral contract or other rights related to Seller’s current or future wind farm development including power off-take rights or agreements, power purchase agree-ments, interconnection agreements, and governmental or other permits or consents; and any other direct or indirect rights of Seller under any contracts, leases, agreements, commitments and other arrangements or transactions related to Seller’s current or future wind farm development;

v.  all of Seller’s interest and rights in and to any Intellectual Property or other intan-gible property used in or related to Seller’s current or future wind farm development;

vi.  all of Seller’s records and files related to the assets being sold hereunder including, without limitation, general and financial records, test data, meter reading records, power purchase agreements or related documents, interconnection documents or contracts, off-take documents, property lease or easement or option contracts or documents, engineering or site determination or planning documents or plans, maintenance and warranty docu-ments, governmental regulatory documents or files relating to approvals or consents of governmental agencies or authorities, research records, and correspondence or any other documents related to Seller’s current or future wind farm development;

vii.  all of Seller’s interest in any revenues accruing after the Closing Date and related to the assets being sold under this Agreement; and

viii.  all claims, causes of action, rights of recovery or set-off of any kind of Seller, if any, that related to the assets being sold under this Agreement.

Transfer by Seller to Buyer of the foregoing assets on the Closing Date of this Agree- ment shall include all right, title and interest of Seller to such assets wherever located.

1.3  Exclusion of Liabilities.  Unless consented to by Buyer in writing after the date of this Agreement, Buyer will not assume any debt, liability or obligation of Seller and shall not become liable for any obligations or liabilities of Seller of any nature whatsoever now existing. Buyer also shall not be liable for any damages, losses or expenses related to or arising from or in connection with any investigation, proceeding, litigation, action or request initiated by a governmental regulatory body related to the assets being sold hereunder which occurred prior to the Closing Date.

1.4  Transfer Documentation.  In order to effect the transfer of the assets being sold under this Agreement, Seller shall deliver on the Closing Date all conveyance and other documents and consents as are necessary to convey, record and perfect title in Buyer to the assets being sold by Seller hereunder, with such documents to be in form and substance satisfactory to Buyer and as may be necessary under the laws of the jurisdiction where such assets are governed to effect such transfer from Seller to Buyer.

ARTICLE 2

Purchase Price

2.1  Consideration.  As consideration for the assets being purchased hereunder and for the covenants and warranties of Seller contained herein, Buyer shall pay to Seller solely in common stock of Buyer up to 30,000,000 common shares of common stock determined as follows:

i.  20,000,000 shares for all development and other rights of Seller to wind projects now under development (Gascoyne, Averill and Ontario) plus “pipeline” wind projects for future development estimated at l,200 megawatts of capacity which are under design and being planned in Minnesota, North and South Dakota, Montana, Wisconsin and Ontario. These 20 million common shares for wind energy projects are in consideration for bona fide pipeline projects now held and being developed by Seller in the total amount of 1,200 megawatts. To the extent there is any shortfall in the amount of megawatts in such pipeline projects, the Seller has the option to substitute projects so that the pipeline equals or exceeds 1,200 megawatts.

ii.  10,000,000 shares for assets of Seller which are attributed to assets such as wind turbines, substations, land and buildings which Seller is in the process of trading for its interest in Navitas Energy, Inc., which is valued on the financial statements of Seller for $11 Million. Buyer must be satisfied that it is receiving full value of $11 Million in consideration for this 10,000,000 shares of Buyer’s common stock.

2.2  Restricted Securities.  All common stock of the Buyer issued incident to this Agreement shall be “restricted securities” as defined in federal securities laws and regulations, meaning that such shares will not be registered under any securities laws or regulations, and must be taken by Seller for long-term investment with no present view toward further transfer, resale or other disposition thereof; and accordingly any future resale, transfer or other disposition of such securities must be either i) registered under applicable securities laws, or ii) exempt from such registration under an appropriate exemption satisfactory to Buyer. All certificates for common stock of Buyer will bear a restrictive legend to evidence such investment intent of Seller.

ARTICLE 3

Closing

3.1  The Closing.  The closing of the transaction set forth in this Agreement shall take place at the offices of Seller in Vadnais Heights, MN at 10:00 a.m. local time on or before January 15, 2007 provided the satisfaction or waiver of all conditions in this Agreement have occurred, or at such later date, time or place as the parties may agree (the “Closing Date”). The Closing shall be deemed to be effective as of 11:59 p.m. local time on the Closing Date.

3.2  Deliveries of Seller.  At the closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a)  Assignments and Bills of Sale or similar title documents satisfactory to Buyer which conveys all right, title and interest in the Assets to Buyer;

(b)  Copies of resolutions of Seller’s Board of Directors and of the Seller’s shareholders, certified by the Secretary of Seller as having been duly and validly adopted and in full force and effect, approving and authorizing execution and delivery of this Agreement and performance by Seller of the transactions contemplated hereby; and

(c)  A written representation of Seller to the effect and meaning that Seller acknowledges that it is receiving unregistered securities of Buyer incident to this transaction which must be taken by Seller with no present intention or view toward further disposition thereof.

3.3  Deliveries of Buyer.  At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

a.  The unregistered shares of common stock of Buyer required by the terms of this Agreement, which shall bear Buyer’s standard restrictive legend prohibiting further resale, transfer or other disposition thereof unless registered under applicable securities laws or exempt from such registration; and

b.  Copies of Buyer’s resolutions of it’s Board of Directors and of its shareholders, certified by the Secretary of Buyer as having been duly and validly adopted and in full force and effect, approving and authorizing execution and delivery of this Agreement and performance by Buyer of the transactions contemplated hereby; and that after delivery of Buyer’s common shares incident hereto, all of such shares shall be legally and validly issued and fully paid and nonassessable.

3.4  Further Documents.  The parties shall execute and deliver, or cause to be executed and delivered, such other instruments, documents, consents or certificates as the other parties may reasonably request to effect or evidence the consummation of the transactions contemplated by this Agreement.

ARTICLE 4

Status of Navitas

4.1  Ownership.  Seller will replace such Navitas asset with turbine equipment or other assets which are equal in value to the Navitas common stock on its financial statement.

ARTICLE 5

Certain Pre-Closing Conditions

5.1  Nominee of Director By Seller.  Prior to closing this Agreement, Seller shall choose a person to be added to Buyer’s Board of Directors, who will upon closing be added to the Board of Directors of Buyer.

5.2  Voting Trust.  At least half of the common shares of Buyer issued to Seller incident to this Agreement shall be subject to a two-year voting trust in favor of Dr. Frederick Fish and Seller’s Director Nominee, and any further transfer or distribution of such shares by Seller shall only be valid if the transferees or distributees continue to be bound by such voting trust until expiration of its two-year term.

5.3  Personnel/Office Spaces of Seller.  Future employment by Buyer of any current personnel of Seller shall be determined by the parties hereto and agreed to by Buyer in writing prior to closing this Agreement, including terms of compensation for any such personnel, and also the amount of office spaces and rental terms thereof necessary for any such personnel shall be agreed to by Buyer prior to closing this Agreement.

5.4  Proxy Statement.  No outstanding comments from the SEC on the Proxy Statement of Buyer to be submitted to the SEC for this asset purchase shall exist prior to closing this transaction.

5.5  Submission of Agreement to Directors and Shareholders.  Approval of this Agreement and its asset purchase terms shall be obtained by the Board of Directors and Shareholders of both Buyer and Seller pursuant to their respective bylaws and the laws of the State of Minnesota.

5.6  Due Diligence Investigations.  Between the date of this Agreement and the closing of this asset purchase transaction, the parties hereto and their respective officers and representatives may make such investigation of each other and their respective business and financial records and affairs, assets and liabilities, status of properties, and any other matters as each party hereto deems necessary or advisable in furtherance of the terms and conditions of this Agreement, including having access to all premises and books of each other as well as documents setting forth any material contract or commitment of each party, which access shall be at all reasonable times; and the executive officers of each party hereto shall furnish to each other whatever financial, property, development and operational data and information with respect to each other as is reasonably requested by the other party.

Neither party hereto or any of their respective managements or representatives shall disclose to a third party any private or confidential information or materials or matters on the other party which were obtained or discovered in connection with their respective due diligence review and investigation of each other.

ARTICLE 6

Representations and Warranties of Seller

Seller represents and warrants to Buyer as follows:

6.1  Authority, Organizations and Consents.

a.  Authority — Seller has full corporate power and authority to execute and deliver this Agreement and any documents required hereby, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such execution and delivery, performance of obligations and consummation of transactions will prior to closing have been duly authorized by all necessary corporate action on the part of Seller and Seller’s shareholders and no other corporate proceedings on the part of Seller or any other party will be necessary to consummate this transaction. This Agreement has been duly executed and delivered by Seller and it constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with the respective terms and conditions of this Agreement.

b.  Organization — Seller is a business corporation duly organized and incorporated, validly existing and in good standing in its state of incorporation, and has full corporate power and authority to carry on its business as now conducted.

c.  Consents — Except as specifically set forth in this Agreement, no material consent; approval, or filing or registration with any governmental authority and no consent or authorization from any other entity or person, is required for the execution, delivery and performance of this Agreement by Seller, or the consummation of the transactions contemplated by this Agreement.

d.  No Violation — The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions hereunder, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right of Seller or to a loss of any benefit to which Seller is entitled under (i) any provision of applicable laws or regulations; (ii) governing documents of Seller; or (iii) any judgment, injunction, order or decree binding upon Seller, or will not result in the creation or imposition of any lien on any asset.

6.2  Financial Statements.  Seller has delivered to Buyer certain audited and unaudited financial statements related to the business and financial condition of Seller. These financial statements were prepared from the books and records of Seller in accordance with U.S. GAAP applied on a consistent basis, and they fairly present in all material respects the financial condition of Seller at the date and for the periods shown.

6.3  Absence of Certain Developments.  From January l, 2007 to the date of this Agreement, Seller has not unless already disclosed to Buyer:

a.  mortgaged, pledged or subjected to any lien any of the Assets;

b.  sold, leased, assigned, transferred or otherwise disposed of the Assets or any rights, interests or title in or to the Assets;

c.  made any material capital expenditures not disclosed to the Buyer;

d.  suffered any material damage, destruction or loss of any property or rights related to the Assets; or

e.  been the subject of any inquiry or action taken or threatened by any regulatory authority having jurisdiction over the Assets.

6.4  Title to Assets.  Other than the uncertainty involving Navitas, Seller has valid and legal title and interest in and to the Assets, free and clear of all liens, and on the Closing Date the Seller will own and have valid interest and title in all the Assets, free and clear of all liens and encumbrances.

6.5  Delivery and Nature of Contracts

a.  Seller has delivered or will deliver prior to closing to Buyer true and complete copies of all material contracts, leases or agreements related to the Assets and Seller’s business operations. Each such contract or agreement is in full force and effect and is valid, binding and enforceable in accordance with its terms.

b.  Seller is not in material breach of any material provision of any contract, lease or agreement or commitment related to the Assets or Seller’s business. To Seller’s knowledge, no other party is in material breach of any such contracts, leases or agreements. Moreover, no event has occurred that constitutes a material default by Seller under any such contract, lease or agreement.

6.6  Litigation.  There are no claims, actions, suits, inquiries, investigations or proceedings pending or threatened relating to Seller in respect to the Assets or the Seller.

6.7  Compliance With Laws/Permits.  Seller has obtained all material permits and consents necessary to carry on its current wind farm development and Seller has complied in all material respects with all applicable laws, statutes and regulations of applicable federal, local and state governments relating to its business, and no claims have been filed against Seller alleging any violation of any such laws, statutes or regulations.

6.8   Environmental Matters

a:  Seller has no knowledge of environmental conditions existing on or arising or resulting from (i) noncompliance by Seller with any applicable environmental law or regulation, or (ii) the release of a regulated substance into the environment from any property upon which the business or wind farm development of Seller is being conducted.

b.  The wind energy development business of Seller has been operated at all times in material compliance with all applicable environmental laws;

c.  Seller has obtained all material governmental licenses, permits and other authorizations required by all environmental laws or agencies necessary to conduct and operate its business as currently conducted and operated. All such licenses, permits or authorizations are in full force and effect, and Seller is and at all times has been in material compliance with all such licenses, permits and authorizations.

d.  Seller has provided or will provide prior to closing to Buyer all material documents in its possession relating to the environmental condition and regulation of its business and wind farm development and the regulation of the respective properties where such business is conducted.

6.9  Obligations.  No debt, liability or obligation of any nature of Seller shall attach to the Assets after the Closing Date unless already disclosed to the Buyer.

6.10  Brokerage  There are no claims for brokerage commissions or similar compensation in connection with this Agreement or transactions contemplated hereby.

6.11  Full Disclosure  No representation or warranty of Seller contained in this Agreement contains an untrue statement of material fact or omits to state material facts required to be stated therein or necessary to make the statements made not false or misleading in any respect when made.

ARTICLE 7

Representations and Warranties of Buyer

7.1  Authority, Organization and Consents

a.  Authority — Buyer has full corporate power and authority to execute and deliver this Agreement and any documents required hereby to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such execution and delivery, performance of obligations and consummation of transactions will prior to closing have been duly authorized by all necessary corporate action on the part of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to complete this transaction. This Agreement has been duly executed and delivered by Buyer and it constitutes the valid and binding obligation of Buyer in accordance with the respective terms and conditions of this Agreement.

b.  Organization — Buyer is a corporation duly organized and incorporated in Minnesota, validly existing and in good standing in its state of incorporation, and has full corporate power and authority to carry on its business as now conducted.

c. Consents — Except for informational filings related to the reporting status of Buyer with the SEC, no material consent, approval or filing from or with any governmental authority or any other entity or person is required for the execution, delivery and performance of this Agreement by Buyer.

7. 2  Brokerage — There are no claims for brokerage commissions, finder’s fees or similar compensation in connection with this Agreement and its transactions based on any agreement or arrangement made by or with Buyer.

7.3  Buyer SEC Reports — All reports and filings required by Buyer to be filed with the Securities and Exchange Commission from January 1, 2006 to the date hereof have been duly filed as required by laws and regulations of the SEC, including periodic financial information of Buyer from time to time as required by the SEC. These reports and financial data can be accessed at the SEC website address of www.sec.gov

7.4  Full Disclosure — No representation or warranty of Buyer herein contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not false or misleading in any material respect when made.

ARTICLE 8

Covenants

8.1  Cooperation — All parties hereto will use their reasonable best efforts to (i) cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement and applicable law, and (ii) obtain any and all consents and approvals necessary to consummate such transactions, whether from any governmental authorities or any third parties.

8.2  Conduct.of Business — From the date hereof to the Closing Date, Seller shall cause its business to be conducted in the ordinary course consistent with past practice, including (i) maintaining the assets, properties, equipment and interests of its business in good repair, order and condition, (ii) maintaining the books, accounts, and records relating to its business in good order and in accordance with past practice, (iii) promptly informing Buyer in writing of any material variances from the representations of Seller contained in this Agreement, (iv) not entering into any agreement or arrangement which could cause a lien or encumbrance against the Assets, or (v) not entering into any transaction which would result in the representations and warranties of Seller herein not being true and correct in all material respects on the Closing Date.

8.3  Access — Each party hereto shall provide the others, their counsel, auditors and/or other representatives, with such information as another party from time to time reasonably may request, and shall permit the other party and its representatives reasonable access, during regular business hours and upon reasonable notice, to the offices, properties, books and records of the party, as the other may from time to time reasonably request; provided that no investigation shall affect or diminish any warranties or representations given by a party in this Agreement.

8.4  Confidentiality — Except as required by law, prior to and after the Closing Date the respective parties hereto shall not use or disclose to third persons any information made available to each of them by another party hereto in connection with their respective business or the transfer of Assets hereunder unless such disclosure is made with the written consent of all parties hereto. Without limitation, this obligation of confidentiality shall apply to current business and development practices, business plans, strategies, technologies and future business relationships of either corporate party hereto or their affiliates. Disclosure relating to the business, plans and strategies, and future business relationships of Buyer or Seller shall not be deemed to be in the public domain merely because they are included in general disclosure in the public domain.

ARTICLE 9

Conditions to Buyer’s Obligations

The obligations of Buyer to consummate the transactions hereunder shall be subject to the satisfaction (or waiver by Buyer in writing), on or prior to the Closing Date, of all the following conditions:

9.1  Representations, Warranties and Covenants.  The representations and warranties of Seller contained herein shall be true in all material respects on and as of the Closing Date, and the Seller shall have, in all material respects, performed and complied with all of its agreements and covenants contained herein to be performed on or prior to the Closing Date.

9.2  No Prohibition.  No statute, rule or regulation or order of any court or governmental agency prohibiting consummation of the transactions contemplated hereby shall be in effect.

9.3  Deliveries.  Seller shall have made or caused to have been made delivery to Buyer of the items set forth in Section 3.2 hereof.

9.4  Corporate Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the Directors and shareholders of Seller as required.

9.5  No Material Adverse Change.  Since the date of this Agreement, no change in the business, financial condition, properties, wind farm development or assets of Seller shall have occurred that has had or would be reasonably likely to have a material effect on the Assets or the business of Seller.

ARTICLE 10

Conditions to Seller’s Obligations

The obligations of Seller to consummate the transactions hereunder shall be subject to the satisfaction (or waiver by Seller in writing), on or prior to the closing Date, of all the following conditions:

10.1  Representations, Warranties and Covenants.  The representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date, and the Buyer shall have, in all material respects, performed and complied with all agreements and covenants contained herein to be performed by Buyer on or prior to the Closing Date.

10.2  No Prohibition.  No statute, rule or regulation or order of any court or governmental agency prohibiting consummation of the transactions contemplated by this Agreement shall be in effect.

10.3  Deliveries.  Buyer shall have made or caused to have been made delivery to Seller the items set forth in Section 3.3 hereof.

10.4  Corporate Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and Shareholders of Buyer.

10.5 No Material Adverse Change. Since the date of this Agreement, no change in the business, financial condition or properties of Buyer shall have occurred that has had or would reasonably likely have a material adverse effect on Buyer.

ARTICLE 11

Indemnification

11.1  Survival.  The representations and warranties of the parties contained herein shall survive the Closing and shall remain in full force and effect thereafter until the expiration of any statute of limitations.

11.2  Indemnification by Seller.  The Seller shall indemnify and hold Buyer harmless from and against any losses resulting from any breach of any of the representations or warranties of Seller contained in this Agreement.

11.3  Indemnification by Buyer — Buyer shall indemnify and hold harmless the Seller against any losses resulting from any breach of any of the representations and warranties of Buyer contained in this Agreement.

11.4  Notice of Indemnification — Any party seeking indemnification under this Article 11 provision shall promptly cause written notice of the assertion of such claim of indemnity to be forwarded to the other party, which written notice shall state specifically the representation or warranty or agreement with respect to which the claim is made or based upon, the facts giving rise to such claim, and the amount of the liability asserted against the indemnifying party by reason of the claim.

ARTICLE 12

Termination

12.1 Termination. This Agreement may be terminated at any time prior to Closing:

a.  by the mutual written consent of all parties hereto;

b.  by Buyer if there has been a material breach of a representation or warranty or covenant by Seller and such breach has not been cured by the Closing Date; or

c.  by Seller if there has been a material breach of a representation or warranty or covenant by Buyer and such breach has not been cured by the Closing Date.

ARTICLE 13

Miscellaneous

13.1  Entire Agreement.  This Agreement contains the entire understanding of the parties hereto in respect of its subject matter and supercedes all prior agreements and understandings between the parties with respect to such subject matter, whether written or oral. There are no restrictions, promises, representations, warranties, or covenants other than those expressly set forth or referred to in this Agreement.

13.2  Amendment or Waiver.  No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly agreed to by all parties to this Agreement. Waiver by any party of any breach or failure to comply with any provision or term of this Agreement by another party shall not be construed as, or constitute, a continuing waiver, or a waiver of any breach of, or failure to comply with, any other provision of this Agreement.

13.3  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, or permitted assigns if any, but neither this Agreement nor any of the rights and interests hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

13.4  Expenses.  Each party hereto shall bear its own costs and expenses related to the negotiation, preparation, performance and consummation of this Agreement.

13.5  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

13.6  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or term of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or effecting the remaining provisions of this Agreement.

13.7  Notices.  All notices, requests and other communications to any party hereunder shall be in writing, will be effective upon receipt, and shall be given or made either by delivery in person, by courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to Seller: Gregory J. Jaunich

1058 Centerville Circle

Vadnais Heights, MN 55127

If to Buyer: Robert 0. Knutson

9372 Creekwood Drive

Eden Prairie, MN 55347

13.8  Publicity.  Neither party shall, without the prior consent of the other parties, issue any statement or communication to the press or public regarding this Agreement and the transactions contemplated hereby, except as required by law including the rules of the Securities and Exchange Commission.

13.9  No Third Party Beneficiary.  The provisions of this Agreement are for the sole benefit of the parties hereto, and are not for the benefit or use of any third party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WIND ENERGY AMERICA INC.		BOREAL ENERGY, INC.

By:	/s/ Robert O. Knutson	By:	/s/ Gregory J. Jaunich
	Robert O. Knutson, CEO		Gregory J. Jaunich, Founder

WIND ENERGY AMERICA INC.

Proxy For Special Meeting of Shareholders – January 31, 2008

The undersigned, a shareholder of Wind Energy America Inc., a Minnesota corporation, hereby appoints Robert A. Williams and Gary L. Erichson, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of common shares which the undersigned is then entitled to vote, at the Special Meeting of Shareholders of Wind Energy America Inc. to be held on January 31, at ______ p.m. at the Community Room, Lincoln Parc, 12100 Singletree Lane, Eden Prairie, Minnesota 55344, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the following two proposals:

(1)	To approve the Asset Purchase Agreement dated as of December 12, 2007 by and between Wind Energy America Inc. and Boreal Energy, Inc.

FOR / /	AGAINST / /	ABSTAIN / /

(2)	To approve an amendment to the Company’s Articles of Incorporation which increases the authorized common shares from 50,000,000 to 100,000,000.

FOR / /	AGAINST / /	ABSTAIN / /

The Board of Directors recommends a vote “for” both of the foregoing proposals

The undersigned hereby revokes all previous proxies relating to the shares covered by this proxy and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made on this proxy, this proxy will be voted FOR both of the foregoing proposals.

Dated: _______________, 2008	X

X

(Shareholder must sign exactly as the name appears on this proxy. When signed as a corporate officer, executor, administrator, trustee, guardian or such, please note full title as such. Both persons must sign in the case of joint or common tenancy ownership.)